Exhibit 32.2

                           Certification of Controller
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-QSB of United Tennessee Bankshares, Inc. I, Chris H. Triplett, Controller of United Tennessee Bankshares, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of United Tennessee Bankshares, Inc.

Date:  November 12, 2003
                                                 /s/ Chris H. Triplett
                                                 -------------------------------
                                                 Chris H. Triplett
                                                 Controller